                                                                     EX.99(g)(5)

                               Amended APPENDIX B
                                       TO
                             THE CUSTODIAN AGREEMENT
                                     BETWEEN
                               FORWARD FUNDS, INC.
                                       and
                          BROWN BROTHERS HARRIMAN & CO

                            Dated as of March 3, 2005

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of June 18, 2001 "the Agreement":

                      FORWARD HOOVER SMALL CAP EQUITY FUND

                          FORWARD HOOVER MINI-CAP FUND

                   FORWARD UNIPLAN REAL ESTATE INVESTMENT FUND

                  FORWARD HANSBERGER INTERNATIONAL GROWTH FUND

                   FORWARD INTERNATIONAL SMALL COMPANIES FUND

                               FORWARD LEGATO FUND

                             SIERRA CLUB STOCK FUND

                            SIERRA CLUB BALANCED FUND

BROWN BROTHERS HARRIMAN & CO.              FORWARD FUNDS, INC.
                                           on behalf of each of the Funds
                                           listed on the Appendix "B" to the
                                           Custodian Agreement


By:                                        By:
    ---------------------------------          ---------------------------------
Name:                                      Name: Jeremy Deems
Title: Partner                             Title: Treasurer